Exhibit 10.57

NATIONWIDE FINANCIAL SERVICES, INC.

2008 DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

1. Name of Plan. This plan shall be known as the “Nationwide Financial Services, Inc. 2008 Deferred Compensation Plan for Non-Employee Directors” and is hereinafter referred to as the “Plan.”

2. Purpose of Plan. The purpose of the Plan is to enable Nationwide Financial Services, Inc. (the “Company”) to attract and retain qualified persons to serve as directors.

3. Effective Date and Term. The Plan became effective as of February 20, 2008 and shall remain in effect until terminated by the Board.

4. Participants. Each member of the Board of Directors of the Company (the “Board”) in 2008 who is not an employee of the Company or any of its subsidiaries or of any controlling affiliate or its subsidiaries and who is designated by the Board as a participant in the Plan shall be a participant (“Participant”) in the Plan.

5. Deferred Retainer. Ninety thousand dollars ($90,000) of each Participant’s annual retainer for service on the Board in 2008 will be deferred under the Plan (“Deferred Amount”).

6. Accounts and Allocations.

(a) Deferred Amount: Each Participant’s Deferred Amount shall be credited to an account (the “Book Account”) established for the Participant on or as soon as administratively practicable after the date such Deferred Amount would have been paid to the Participant had it not been deferred pursuant to Section 5 of the Plan.

(b) Book Account: The Book Account shall be maintained for a Participant on the accounting system of the Company reflecting such Participant’s Deferred Amount and earnings or losses on the Deferred Amount; provided, however, that the existence of such book entries and a Book Account shall not create and shall not be deemed to create a trust of any kind, or a fiduciary relationship between the Company and (i) the Participant, (ii) the individual, trust or institution designated by the Participant to assume ownership of the Participant’s Book Account upon the Participant’s death (the “Beneficiary”) or (iii) any other person, under the Plan.

(c) Earnings Credited to Book Account: Each Participant’s Book Account will be credited or debited with earnings or losses for the period from the date on which the Deferred Amount is credited to the Book Account until the last day that the New York Stock Exchange is open for business preceding the date on which the Deferred Amount is distributed. Such earnings or losses will be credited or debited to reflect credits and debits that would have occurred had an amount equal to the Participant’s Book Account been invested in the investment options chosen, from time to time, by the Participant from among the options made available by the Company. Subject to such restrictions or limitations as the Company may prescribe from time to time, the Participant may change the investment options in which his or her account is deemed to be invested for this purpose on any date that the New York Stock Exchange is open for business. The Company shall, in its sole discretion, select the investment options available to Participants.

(d) The initial investment option for the Deferred Amount will be the Nationwide Guaranteed Investment Fund and the Book Account will remain in such investment option until the Participant changes the investment option in accordance with available investment options and in accordance with the procedures provided by the Company.

(e) Vested Interest: Each Participant shall always be 100% vested in the balance in his or her Book Account.

7. Payment. The amount in a Participant’s Book Account shall be paid in cash in a lump sum to the Participant upon, or as soon as administratively practicable after (but in no event more than 90 days after), the date the Participant has a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). If the Participant’s separation from service results from the Participant’s death, payment shall be made to the Participant’s Beneficiary (or to the administrator or executor of the Participant’s estate if no valid beneficiary designation is in effect upon the death of the Participant) in the manner and at the time specified in the prior sentence.

8. Amendment and Termination. The Board, without the consent of any Participant or Beneficiary, may amend or terminate the Plan at any time; provided, however, that no amendment shall be made or act of termination taken which divests any Participant or Beneficiary of the right to receive payments under the Plan with respect to amounts then credited to the Participant’s Book Account.

9. Administration of the Plan. The Plan will be administered by a committee appointed by the Board, consisting of two or more persons who are not eligible to participate in the Plan (the “Committee”). Members of the Committee need not be members of the Board. The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by the Committee, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of the Committee shall be final and binding in all matters relating to the Plan.

10. Miscellaneous.

(a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for reelection by the Company’s stockholders or to limit the rights of the stockholders to remove any director. It is expressly understood that the Plan relates merely to the promise of payment of deferred compensation for the Participant’s services as a member of the Board, payable after the Participant’s separation from service on the Board as described in Section 7.

(b) Nothing contained in the Plan, and no action taken pursuant to the Plan by the Company or any Participant shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Company and the Participant, a Beneficiary or any other person. Any trust created by the Company and any assets held by any such trust to assist the Company in meeting its obligations under the Plan shall conform to the terms of the model trust described in Internal Revenue Procedure 92-64 and as subsequently modified.

(c) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for the Participants.

(d) Payments to any Participant or Beneficiary shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Company. Title to and beneficial ownership of any assets, whether cash or investments that the Company may earmark to pay the Deferred Amount hereunder, shall at all times remain assets of the Company and no Participant or Beneficiary or other person who may be entitled to payment under the Plan shall have any property interest in any specific asset of the Company as a result of the Plan. The obligation of the Company under this Plan shall be an unfunded, for tax purposes, and unsecured promise to pay money in the future. To the extent any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company, and no such person shall have nor require any legal or equitable right, interest or claim in or to any property or asset of the Company as a result of the Plan. The Company shall have no obligation to invest any assets as directed by Participants pursuant to Section 6(c). The elections made by Participants pursuant to that section shall be used solely for purposes of measuring the earnings credited to the Book Accounts of Participants.

(e) If, in its discretion, the Company purchases an insurance policy or policies insuring the life of a Participant or any other property to allow the Company to recover the cost of providing amounts, in whole or in part, under this Plan, neither the Participant, the Beneficiary nor any other person shall have any rights whatsoever to the proceeds from such policy or policies. The Company shall be the sole owner and beneficiary of any such insurance policy and shall possess and may exercise all incidents of ownership in such policy. No such policy, policies or other property shall be held in any trust for the Participant or any other person nor as collateral security for any obligation of the Company under this Plan.

(f) There is no obligation on the part of the Company to fund for any liability which accrues as a result of the Plan.

(g) Neither the Participant, a Beneficiary nor any other beneficiary under the Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable under this Plan. A Participant’s or a Beneficiary’s rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or of the Beneficiary, and no such amounts shall be subject to seizure by any creditor of any Participant or Beneficiary, by a proceeding at law or in equity, nor shall such amounts be transferable by operation of law in the event of bankruptcy, insolvency or death of the Participant or the Beneficiary, or any other beneficiary hereunder. Any such attempted assignment or transfer shall be void.

(h) A Participant who believes that such Participant is being denied an amount to which the Participant is entitled under the Plan may file a written request for such amount with the Committee, setting forth the Participant’s claim. The request must be addressed to the Committee at the Company’s address as provided in Section 10(m).

(i) If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.

(j) It is the intention that the provisions of this Plan comply with Section 409A of the Code and the rules, regulations and other authorities promulgated under Section 409A of the Code and all provisions of this Plan will be construed and interpreted in a manner consistent with Section 409A of the Code.

(k) Headings used throughout the Plan are for convenience only and shall not be given legal significance.

(l) The Plan shall be binding upon and shall inure to the benefit of, the Company and its successors and assigns, and the Participants and their Beneficiaries and the successors, heirs, executors, administrators and beneficiaries of the Company, the Participants and the Beneficiaries.

(m) Any notice, consent or demand required or permitted to be given under the Plan shall be in writing and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to any Participant or the Company, it shall be sent by United States certified mail, postage prepaid, and addressed to such party’s last known address as shown on the records of the Company. The address of the Company, for this purpose, shall be One Nationwide Plaza, Columbus, Ohio 43215-2220. The date of such mailing shall be deemed the date of notice, consent or demand. Any party may change the address to which notice is to be sent by giving notice of the change of address in the manner described in this Section 10(m).

11. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware to the extent that such laws are not preempted by any federal laws, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

Approved by the Board of Directors February_20, 2008, effective February_20, 2008.